Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 388-1635
(408) 523-6500	bonnie@mcbridegrp.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS RECORD REVENUE FOR
SECOND QUARTER 2004

Company Achieves Sequential Pro Forma Net Income of 189 percent Growth and

Sequential Revenue Growth of 29 percent;

Raises Annual Revenue Guidance to $435 to $443 million, up 94 to 98 percent from Pro Forma

Revenues of $224 million for 2003

SUNNYVALE, Calif.  (July 27, 2004)  — Zoran Corporation (Nasdaq NM: ZRAN), a leading provider of digital solutions-on-a-chip for applications in the growing digital entertainment and digital imaging markets, today reported results for its second quarter ended June 30, 2004.

Revenues for the second quarter were $103.7 million, an increase of 29 percent, compared with $80.6 million last quarter and an increase of 132 percent from $44.7 million for the same quarter in 2003.  Under generally accepted accounting principles, the Company reported a net loss for the second quarter of $6.1 million, or $0.14 per share, compared with a net loss of $10.7 million, or $0.25 per share, for the previous quarter and net income of $4.2 million, or $0.15 per diluted share, for the second quarter last year.  Included in the net loss for the quarter were charges of $12.5 million related to the acquisition of Oak Technology for certain ongoing expenses such as the amortization of purchased intangible assets and deferred stock compensation.

Excluding amortization of acquisition-related purchased intangibles and deferred stock compensation charges from reported operating expenses, pro forma net income for the second quarter increased 189 percent to $6.3 million, or $0.14 per diluted share, compared with pro forma net income of $2.2 million, or $0.05 per diluted share, for the previous quarter and up 21 percent from $5.2 million, or $0.18 per diluted share, for the second quarter of 2003.

“The second quarter was an exceptionally strong period for Zoran,” said Dr. Levy Gerzberg, Zoran’s President and Chief Executive Officer. “In the Digital Entertainment market, we shipped record units and achieved record revenues for our DVD product line and continued to successfully transition customers to our Generation 9 HDTV product family.  In the Digital Imaging market, we secured many new design wins for our COACH 7 digital camera processor and expect to see cameras with this solution on retail shelves soon.  There were multiple new deployments of Zoran’s flagship Integrated Print System (IPS) software and we began volume shipments of the Quatro 4100 all-in-one multifunction peripheral (MFP) processor, also with many new design wins during the quarter.  We are now expecting various Inkjet MFP and photo printer products based on this system to be introduced from a number of OEMs throughout the remainder of the year.”

“In addition, Zoran entered a new market,” continued Dr. Gerzberg.  “Through the acquisition of Emblaze Semiconductor, Zoran has gained high performance application processors with lower power consumption, technology and products for the fast growing multimedia mobile phone market.  We believe this acquisition will provide an excellent opportunity for additional synergistic growth for Zoran in the coming years.”

Recent Highlights

•                  Zoran entered the multimedia mobile phone market through it’s acquisition of Emblaze Semiconductor, a subsidiary of Emblaze Ltd. (LSE: BLZ) and a provider of semiconductor-based solutions for high quality multimedia mobile phones.

•                  Zoran’s seventh generation Vaddis processor went into mass production at multiple customers including Samsung and products using the Vaddis 7 are already in retail stores.

•                  Zoran’s recently introduced HDXtreme DVD upscaler with a High Definition Multimedia Interface (HDMI) secured multiple new design wins from major brand manufacturers.

•                  Zoran’s Generation 9 HDTV processor is now shipping in products from 7 of the world’s leading digital television and set top box manufacturers:  Sony, Funai, Thomson, Pioneer, JVC and now Sanyo and Samsung.

•                  Zoran and Oren Semiconductor co-developed a series of high definition digital television (HDTV) reference designs that accelerate time to market for digital television manufacturers.

•                  Zoran’s SupraTV standard definition digital TV processor powers MiCO Electric’s recently launched slim line STB-220 free-to-air terrestrial set-top box targeted for European living rooms.

•                  Zoran hosted FCC Chairman Michael K. Powell at its corporate headquarters to demonstrate its newest high definition digital technologies produced for consumer electronics manufacturers.

•                  Zoran secured multiple new design wins with high profile and high-volume customers and new models with the COACH 6 digital camera processor began shipping during the quarter.

•                  Zoran’s fast growing Imaging business achieved record results, growing over 20 percent sequentially.  The Quatro 4100 multifunction printer processor secured multiple new design wins and the Company expects to see a number of new models from OEMs introduced during the summer and fall of 2004.

•                  Zoran’s Quatro PM-1100 laser engine IC is featured in Canon’s newly shipping color networked digital multifunction imaging system, the imageRUNNER C6800, for the fast growing color laser office printer market.

•                  Zoran’s flagship Integrated Print System (IPS) software was included in new machines from tier-one customers, and total deployments for IPS increased to 170 at the end of the quarter, up from 160 at the end of the previous quarter.

Future Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

The Company is currently expecting third quarter 2004 revenues to increase to $128 million to $133 million or 23 to 28 percent from second quarter levels with gross margins ranging between 43.0 and 43.5 percent. Operating expenses, excluding acquisition related costs, are expected to be in a range of $41.0 million to $42.0 million. Pro forma earnings per share are expected to range between $0.27 and $0.30 per diluted share, on 45.3 million shares.  Acquisition-related costs to be included under GAAP, including the impact of the acquisition of Emblaze Semiconductor which will generate additional non-cash charges, including a one time in-process research and development charge and additional amortization of purchased intangibles, are expected to be approximately $21.8 to $27.5 million, or between $0.51 and $0.64 per share for third quarter. However, the actual amounts of the charges related to the acquisition of Emblaze have not been finalized pending the completion of a valuation analysis currently underway.

For the full year the Company is raising its annual revenue growth forecast to approximately $435 to $443 million, or 94 to 98 percent over 2003 pro forma revenues.  In addition, the Company is raising its full year 2004 pro forma earnings per share forecast to between $0.69 and $0.76.  Acquisition-related costs to be included under GAAP for the full year, again including an approximation for the impact of the acquisition of Emblaze, are expected to range between $60.8 million to $66.8 million, or $1.41 to $1.55 per share.  The Company will provide updated GAAP forecasts for the year upon completion of its valuation analysis of Emblaze Semiconductor.

Zoran will provide more commentary on its second quarter results and full year 2004 outlook during the earnings conference call.

About Pro Forma Adjustments

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), the Company uses a pro forma measure of net income that consists of GAAP net income adjusted to include or exclude certain revenues, costs, expenses and gains.  The Company computes pro forma net income by adjusting GAAP net income for the impact of amortization of acquisition-related charges and other non-recurring charges and gains.

Pro forma net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from pro forma measures used by other companies.

Earnings Conference Call

Zoran Corporation has scheduled a conference call for 5:00 p.m. ET today to discuss second quarter results.  To listen to the call, please call 617-786-4501 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available via telephone from approximately 7:00 p.m. ET on July 27 until 7:00 p.m. ET on August 2. The access number for the replay is 617-801-6888; confirmation number 26436552.

Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download, and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions-on-a-chip for the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect and Share technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction peripheral printer products have received recognition for excellence and are now in millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes a number of forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements including risks associated with: the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, the ongoing introduction of new and enhanced products by the Company and its competitors and the transition from older products; intensive competition in markets in which the Company competes; the Company’s reliance on independent foundries and contractors for its wafer supplies and product assembly and testing and its ability to ramp up manufacturing capacity to meet changing customer requirements; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s historic dependence on sales to a limited number of large customers and fluctuations in customer and product mix among those customers; the dependence on key Company personnel; the reliance on international sales and operations, particularly the Company’s operations in Israel; potential problems related to the integration of the business and operations of Emblaze Semiconductor following its recent acquisition; and the effects of general business and changing economic conditions on the markets that the Company serves. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues:
Hardware product revenues	$89,681	$41,510	$157,710	$78,607
Software and other revenues	14,035	3,221	26,643	3,957
Total revenues	103,716	44,731	184,353	82,564

Costs and expenses:
Cost of hardware product revenues	58,838	26,227	104,166	52,937
Research and development	21,136	6,231	39,782	10,710
Selling, general and administrative	16,485	7,796	31,302	14,738
Amortization of intangibles	10,343	944	20,686	1,887
Deferred stock compensation	2,117	10	4,648	20
Total costs and expenses	108,919	41,208	200,584	80,292

Operating income (loss)	(5,203)	3,523	(16,231)	2,272

Interest & other income, net	172	1,286	897	2,857
Income (loss) before income taxes	(5,031)	4,809	(15,334)	5,129

Provision for income taxes	1,114	576	1,500	703
Net income (loss)	$(6,145)	$4,233	$(16,834)	$4,426

Basic net income (loss) per share	$(0.14)	$0.15	$(0.40)	$0.16
Diluted net income (loss) per share	$(0.14)	$0.15	$(0.40)	$0.15

Shares used to compute basic net income (loss) per share	42,697	27,481	42,610	27,452
Shares used to compute diluted net income (loss) per share	42,697	28,991	42,610	28,588

-more-

ZORAN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues:
Hardware product revenues	$89,681	$41,510	$157,710	$78,607
Software and other revenues	14,035	3,221	26,643	3,957
Total revenues	103,716	44,731	184,353	82,564

Costs and expenses:
Cost of hardware product revenues	58,838	26,227	104,166	52,937
Research and development	21,136	6,231	39,782	10,710
Selling, general and administrative	16,485	7,796	31,302	14,738
Total costs and expenses	96,459	40,254	175,250	78,385

Operating income	7,257	4,477	9,103	4,179

Interest & other income, net	172	1,286	897	2,857
Income before income taxes	7,429	5,763	10,000	7,036

Provision for income taxes	1,114	576	1,500	703
Net income	$6,315	$5,187	$8,500	$6,333

Basic net income per share	$0.15	$0.19	$0.20	$0.23
Diluted net income per share	$0.14	$0.18	$0.19	$0.22

Shares used to compute basic net income per share	42,697	27,481	42,610	27,452
Shares used to compute diluted net income per share	45,034	28,991	45,036	28,588

Note: The above unaudited pro forma condensed consolidated statements of operations are not intended to be in accordance with generally accepted accounting principles and may differ from pro forma presentations or computations used by other companies.  See reconciliation of GAAP to pro forma financial information on the following page.

ZORAN CORPORATION

RECONCILIATION OF PRO FORMA NET INCOME TO GAAP NET INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Pro forma net income	$6,315	$5,187	$8,500	$6,333
Adjusting items to pro forma net income:
Amortization of other intangibles (1)	(10,343)	(944)	(20,686)	(1,887)
Deferred stock compensation (2)	(2,117)	(10)	(4,648)	(20)

GAAP net income (loss)	$(6,145)	$4,233	$(16,834)	$4,426

(1) Amortization of intangible assets for the quarter and six month period ended June 30, 2004 is associated with the acquisition of Oak Technology, Inc. in August 2003.  Amortization of intangible assets for the quarter and six month period ended June 30, 2003 is associated with the acquisitions of PixelCam Inc. in June 2000 and the acquisition of Nogatech Inc. in October of 2000.

(2) Deferred stock compensation is primarily a result of the acquisition of Oak Technology, Inc. in August 2003.

ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003

ASSETS

Current assets:
Cash and short-term investments	$100,074	$126,366
Accounts receivable, net	71,298	65,224
Inventory	36,644	16,805
Prepaid expenses & other current assets	11,906	12,151
Total current assets	219,922	220,546

Property & equipment, net	19,592	20,029
Other assets	108,025	69,311
Intangible assets, net	287,820	307,976

Total assets	$635,359	$617,862

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$54,610	$29,038
Accrued expenses and other liabilities	45,015	45,182
Total current liabilities	99,625	74,220

Long term liabilities	8,215	9,363

Stockholders' equity:
Common Stock	43	42
Additional paid-in capital	708,452	703,812
Deferred stock-based compensation	(8,366)	(13,014)
Accumulated other comprehensive income (loss)	694	(91)
Accumulated deficit	(173,304)	(156,470)
Total stockholders' equity	527,519	534,279

Total liabilities and stockholders' equity	$635,359	$617,862

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6510, or
ir@zoran.com; or Kristyn Hutzell, 925-946-9392, or khutzell@hfgcg.com, for
Zoran Corporation/First Call Analyst:
Web site: http://www.zoran.com
(ZRAN)